UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

ACCO BRANDS Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-08454	36-2704017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois		60047
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 541-9500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 14, 2023, ACCO Brands Corporation (the "Company") committed to a cost savings plan (the “Plan”) which will result in the closing of its facility in Sidney, NY (“Sidney”) which manufactures and distributes the Company's dated and planning products. The facility closure is part of the Company's ongoing global footprint rationalization program which is a key component of the Company's long-term strategy to simplify operations, reduce costs and improve overall financial performance. The Plan includes relocating the manufacturing activities to an external supplier, transitioning the distribution function to the Company's Booneville, MS facility over the next twelve months and closing the Sidney facility by the end of 2024. Sidney has approximately 300 employees that will be impacted by the Plan.

The Company expects to record a pre-tax restructuring charge for the period ending December 31, 2023 of approximately $9 million representing employee termination and benefit costs. We expect to record additional restructuring charges of $2 million during 2024 relating to the wind-up activities at Sidney. In addition, during 2024, we expect to record non-restructuring charges of $1 million and $1 million of capital expenditures related to the start-up activities at an external supplier and the Company's Booneville, MS facility.

Total cash expenditures are expected to be $13 million, and the Company currently anticipates cash outflows of approximately $7 million in 2024 and $6 million in 2025. The Sidney facility is owned by the Company and will be marketed for sale. However, current real estate market conditions make a future sale date uncertain and therefore the foregoing estimates do not reflect potential cash proceeds from the sale of the facility.

The actions to be taken under the Plan are expected to result in approximately $12 million in annualized cost savings when fully realized in calendar year 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning our financial and business prospects in 2024 and over future years, including restructuring activities, restructuring charges, cash expenditures and cost savings. These statements, which represent the Company's expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements. The ultimate results of any restructuring and business improvement actions depend on a number of factors, including potential changes to the final implementation plan, the impact of regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring, and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made.

Except as may be required under applicable law, we undertake no duty to update our Forward-Looking Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2023	By:	/s/ Deborah A. O'Connor
Name: Deborah A. O'Connor Title: Executive Vice President and Chief Financial Officer